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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                            CMS ENERGY CORPORATION

                                      AND

                            CONSUMERS POWER COMPANY




                                   FORM 10-Q

                                   EXHIBITS



                     FOR QUARTER ENDED SEPTEMBER 30, 1994


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                                 EXHIBIT INDEX

Exhibit
Numbers                               Description
- --------               ----------------------------------------------------

(12)          -        CMS Energy:  Statements regarding computation of
                       Ratio of Earnings to Fixed Charges
(15)          -        CMS Energy:  Letter of independent public accountant
(27)(a)       -        CMS Energy:  Financial Data Schedule
(27)(b)       -        Consumers:  Financial Data Schedule


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